AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SASSCO FASHIONS, LTD.
                            (a Delaware corporation)

                    (Pursuant to Sections 222 and 242 of the
                General Corporation Law of the State of Delaware)

         Sassco Fashions, Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does by its Chief Executive Officer and its Secretary and under its corporate seal hereby certify as follows:

                  FIRST:   That  the   Certificate  of   Incorporation   of  the
         Corporation was filed in the office of the Secretary of State of Delaware on March 5, 1997 (the "Certificate of Incorporation").

                  SECOND: That an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on May 30, 1997 (the "Amended and Restated Certificate of Incorporation").

                  THIRD: That the Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and directing said amendment to be submitted to a vote of the stockholders of the issued and outstanding shares of the
         Corporation for adoption pursuant to Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the proposed amendment are as follows:

                           "RESOLVED,  that  the  name  of  the  Corporation  be
                  changed to "Kasper A.S.L., Ltd.", and that Article I of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

                                    ARTICLE I

                           The name of the  corporation  (which  is  hereinafter
                  referred to as the "Corporation") is:

                              Kasper A.S.L., Ltd."

                  FOURTH: That such resolutions of the Board of Directors of the Corporation were duly adopted in accordance with the provisions of
         Section 242 of the General Corporation Law of the State of Delaware on September 22, 1997.

                  FIFTH: That the foregoing amendments to the Amended and Restated Certificate of Incorporation were duly adopted by a majority of the voting power of the Company's outstanding voting stock on September 22, 1997, the record date, pursuant to Section 242 of the General Corporation Law of the State of Delaware.

                  SIXTH: The foregoing amendment to the Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment in the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Arthur S. Levine, its Chief Executive Officer and Chairman of the Board, and attested to by Lester E. Schreiber, its Chief Operating Officer and Secretary, this 31st day of October, 1997.

                                           SASSCO FASHIONS, LTD.


                                           By: /s/ Arthur S. Levine
                                              ------------------------
                                              Arthur S. Levine
                                              Chief Executive Officer
                                              and Chairman of the Board
(SEAL)

ATTEST:



By:   /s/ Lester E. Schreiber
     ------------------------
     Lester E. Schreiber
     Chief Operating Officer and Secretary





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